EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2007 relating to the consolidated financial statements, which appears in Matritech, Inc’s. Annual Report on Form 10-K for the year ended December 31, 2006.

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 2, 2007